Presentation to the Special Committee April 1, 2009 Strictly Private & Confidential PROJECT FAIRWAY Exhibit (a)(5)(K) G LEACHER PARTNERS

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Disclaimer
PROJECT FAIRWAY
The following discussion materials are highly confidential and constitute privileged information.  These materials are intended only for the
Directors of the Special Committee (the “Special Committee”) of the Board of Directors of Cox Radio, Inc. (“Cox Radio” or the “Company”),
in evaluating the proposed transaction described herein involving Cox Media Group, Inc. (“Media”), a wholly owned subsidiary of Cox
Enterprises, Inc. (“Enterprises”) and Cox Radio and were not prepared with a view to public disclosure or to conform with any disclosure standards under applicable securities laws or otherwise. These materials may not be copied, reproduced, distributed or shared with any other persons for any reason without the explicit written permission of Gleacher Partners LLC (“Gleacher”), except as required by law.
These materials are not intended to provide the sole basis for evaluating the proposed transaction with Cox Radio, do not purport to contain all information that may be required for any such evaluation and should not be considered a recommendation with respect to any transaction.  In addition, these materials are not complete without the accompanying oral discussion.  No single analysis contained herein can be deemed more or less important than any other analysis and these analyses must be considered, in their totality, with the oral discussion.
These materials have been prepared by relying, with Cox Radio’s agreement, on information provided by or otherwise made available to us by Cox Radio and public sources and through discussions with members of Cox Radio senior management concerning the business and financial condition, earnings, cash flow, assets, liabilities and prospects of Cox Radio as a whole.  In particular, financial projections have been based upon management’s current best estimates on the Company’s future operating performance.
We have assumed and relied on the accuracy and completeness of all such information and on the reasonable preparation, based on the best currently available information, of any assumptions or forecasts, in each case supplied or otherwise made available to us by Cox
Radio.  Neither Gleacher nor any of its officers, directors, employees, affiliates, advisors, agents or representatives represents or warrants the accuracy or completeness of any of the material set forth herein, and, in particular, no representation or warranty is or can be made as to the accuracy and achievability of any such projections or estimates.
We have not assumed responsibility for independently verifying any such information nor undertaken an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Cox Radio or any other entity.

G
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Table of Contents
PROJECT FAIRWAY
Section Page
I. Transaction Overview
Introduction .............................................................................................................
1
Summary of Key Terms ..........................................................................................
2
Purchase Price Summary .......................................................................................
3
II. Valuation Analysis
Methodology Overview ............................................................................................
4
Historical Trading Analysis .....................................................................................
5
LTM Share Price Performance ...............................................................................
6
Cox Radio Financial Overview................................................................................
7
Selected Public Company Analysis.........................................................................
8
Minority Interest Premiums Paid Analysis..............................................................
10
Discounted Cash Flow Analysis..............................................................................
11
Financial Covenant Analysis...................................................................................
12
Appendix
A. Selected Public Company Analysis – Company Descriptions ................................
13
B. Minority Interest Premiums Paid Analysis..............................................................
15
C.
Discounted Cash Flow Analysis
..............................................................................
16
D. Weighted Average Cost of Capital (“WACC”) Analysis...........................................
17
E. Financial Covenant Analysis....................................................................................
18

PROJECT FAIRWAY
Transaction Overview
This presentation summarizes the financial and other analyses conducted by Gleacher Partners LLC (“Gleacher”), pertaining to a proposed acquisition (the “Acquisition”) of Cox Radio, Inc.’s (“Cox Radio” or the “Company”) outstanding shares of Class A Common Stock by Cox
Media Group, Inc. (“Cox Media”) that Cox Media does not already own, in accordance with the Tender Offer followed by a Short-Form
Merger
The Directors of Cox Radio’s Special Committee of the Board of Directors of Cox Radio have asked for Gleacher’s opinion as to whether the consideration to be received by the Company’s Class A Common Stockholders, other than affiliates of Cox Enterprises, pursuant to the
Tender Offer followed by a Short-Form Merger is fair, from a financial point of view, to such shareholders
In rendering our opinion, we reviewed materials, conducted analyses and made assumptions as more fully described in the Gleacher opinion letter to be provided separately
Introduction

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

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Transaction Overview
Summary of Key Terms
Offer Price Per Share
Total Purchase Price
of Equity (1)
Form of Transaction
Form of
Consideration
Proposed Financing
Other Material Terms
/ Conditions
• The Tender Offer will remain open until 12:00 midnight, New York City time, on April 17, 2009 unless extended by Cox Media and Cox Enterprises
• Majority of Class A Common Stock not already owned by Cox Media, Cox Enterprises or their respective affiliates or the directors and executive officers of Cox Radio, Cox Media and Cox Enterprises are tendered
(not waivable)
• No Material Adverse Change
• 90% tender condition
• No order or decree enjoining the consummation of the offer
(1)
As of 03/17/09 from management report dated 03/19/09, Class A unrestricted Common Stock outstanding of 20,335,790.  16,743,836 Class A Common Stock are not already beneficially owned by Cox Enterprises (3,591,954 shares owned by Cox Enterprises), resulting in a total equity purchase price of $63.6 million. Calculation excludes 414,874 restricted shares outstanding as of 03/17/09.
• Available cash and existing Cox Enterprises revolver capacity
• Tender Offer for all outstanding shares of Class A Common Stock (not owned by Cox Media and Cox
Enterprises) followed by a Short-Form Merger at the same price
• All cash
• $63.6 million
• $3.80

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2008A 2009E
Revenue
$410 $354
EBITDA 132 82
EV / Revenue 1.69x 1.96x
EV / EBITDA
5.3 8.5
2008A 2009E
Revenue
$410 $342
EBITDA 132 69
EV / Revenue 1.69x 2.03x
EV / EBITDA
5.3 10.1
Offer Price Per Share $3.80
52-Week High (05/15/08) 13.05
52-Week Low (03/10/09) 3.01
Premium / (Discount) to Pre-Announcement Prices
1-Day 15.2%
1-Week 16.9%
4-Weeks (24.9%)
Common Shares Outstanding 79.1
Restricted Stock and Options 0.4
Fully Diluted Shares 79.5
Fully Diluted Equity Value $302
Plus: Net Debt 393
Aggregate Value $695
(4)
Transaction Overview
Purchase Price Summary
($ in Millions, Except per Share, Shares in Millions)
(1)
Source: Bloomberg.  High and low prices per share taken at the end of day closing market prices.
(2)
1-day, 1-week and 4-weeks premium / (discount) calculated using end of day closing market prices from Bloomberg as of 03/20/09, 03/16/09 and 02/23/09, respectively.
(3)
Consists of 20,335,790 Class A unrestricted Common Shares and 58,733,016 Class B Common Shares.
(4)
If the Short-Form Merger is completed, restricted stock will vest and be eligible for tender at $3.80 per share. As of 03/17/09, there were 414,874 restricted shares outstanding. It is unlikely that the options would vest as there are 5.0 million options outstanding at a weighted average strike price of $22.31.
(5)
Cash and debt figures from Cox Radio balance sheet as of 02/28/09. Net debt consists of $390.1 million in debt and ($2.5) million in cash and cash equivalents.
(6)
Management Case estimates from the forecast dated 03/06/09 reflecting actual February 2009 results, hereinafter referred to as the February Forecast.
(7)
Market Case estimates from IBES 03/27/09.
Purchase Price Summary Transaction Statistics – Management Case (6)
Transaction Statistics – Market Case (7)
(5)
(1)
(1)
(3)
(2)
(2)
(2)

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Valuation Analysis
Methodology Overview
Discounted Cash
Flow Analysis
Gleacher has performed a number of analyses to assess the fairness, from a financial point of view, to Cox
Radio Shareholders of the consideration to be paid under the terms of the proposed Acquisition. (1)
(1)
Gleacher notes that the preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description.  The analyses must be considered as a whole and selecting portions of Gleacher’s analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.
Financial Covenant
Analysis
A theoretical analysis of the present aggregate value of the projected free cash flows of Cox Radio based on the projections provided to Gleacher by Cox Radio management
An analysis of the future cash flows of Cox Radio based on projections provided by Cox Radio’s management and the potential impact of those future cash flows on Cox Radio’s financial debt covenants
An analysis of premiums paid for minority interests in cash transactions in the US during the last five years
Premiums Paid
Analysis
An analysis of the premium paid by Cox Media for Cox Radio based on Cox Radio’s historical share prices
Historical Trading
Analysis
An analysis of the current trading multiples of selected publicly traded companies that Gleacher deemed relevant and a comparison of those trading multiples to the implied multiples of the Acquisition
Selected Public
Company Analysis

PROJECT FAIRWAY
Cox Radio Offer Price
Date Share Price Prem. / (Disc.)
Offer Price Per Share 03/23/09 $3.80 -
Closing Price Prior to Offer 03/20/09 3.30 15.2%
1-Week 03/16/09 3.25 16.9%
2-Weeks 03/09/09 3.05 24.6%
4-Weeks 02/23/09 5.06 (24.9%)
1 Month Average - 4.07 (6.5%)
3 Month Average - 5.08 (25.2%)
6 Month Average - 5.88 (35.4%)
52-Week High 05/15/08 13.05 (70.9%)
52-Week Low 03/10/09 3.01 26.2%
52-Week Average - 8.75 (56.6%)
Valuation Analysis
Historical Trading Analysis
(1)
(1)
Source: End of day closing market price from Bloomberg.
(2)
1-week, 2-weeks and 4-weeks prior premiums calculated as of end of day closing market price’s from Bloomberg as of 03/16/09, 03/09/09 and 02/23/09, respectively.
Historical Trading Analysis
(2)
(2)
(2)

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(100%)
(80%)
(60%)
(40%)
(20%)
0%
20%
03/27/08 06/27/08 09/27/08 12/27/08 03/27/09
S&P 500 Radio Broadcasting Index Cox Radio
Valuation Analysis
LTM Share Price Performance
(1)
(1)
Source: Capital IQ as of 03/27/09.
(2)
See page 9 for list of selected public companies included in the Radio Broadcasting Index.
Cox Radio LTM High (05/15/08)
Price $13.05
Offer Prem. (Disc.) (70.9%)
Cox Radio LTM Low (03/10/09)
Price $3.01
Offer Prem. (Disc.) 26.2%
(85.7%)
(66.8%)
(38.5%)
(2)

PROJECT FAIRWAY
Market Estimates
(6)
Revenue $354 $352
Growth (13.6%) (0.7%)
EBITDA $82 $80
Margin 23.1% 22.7%
Fiscal Year Ended December 31,
2003A 2004A 2005A 2006A 2007A 2008A 2009E 2010E
Revenue $426 $438 $438 $441 $445 $410 $342 $350
Growth 1.3% 2.9% (0.1%) 0.6% 1.0% (7.8%) (16.7%) 2.5%
Operating Cash Flow $151 $159 $165 $167 $160 $128 $74 $76
Margin 35.5% 36.3% 37.8% 37.8% 36.1% 31.1% 21.6% 21.8%
EBITDA $151 $159 $162 $162 $154 $132 $69 $69
Margin 35.5% 36.2% 37.1% 36.8% 34.6% 32.1% 20.2% 19.6%
EBIT $139 $147 $151 $151 $143 $121 $58 $58
Margin 32.7% 33.5% 34.5% 34.2% 32.1% 29.6% 17.1% 16.5%
EBITDA – Capex $141 $150 $151 $150 $144 $124 $62 $51
Valuation Analysis
Cox Radio Financial Overview
($ in Millions)
(1)
Source: Company filings and Management Projections.
(2)
Operating Cash Flow = EBITDA + Long-Term Incentive Plan Expense.
(3)
2009 estimates from February Forecast.
(4)
2010E Operating Cash Flow projection uses 2009E as a base year and applies a 3.5% growth rate, which was determined after our 03/27/09 discussions with management. D&A,
Long-Term Incentive Plan (“LTIP”) and CapEx are the dollar amounts from October 2008 Long Range Plan.
(5)
In 2008, Operating Cash Flow was less than EBITDA due to the reversal of previously expensed performance units.
(6)
Market estimates from IBES as of 03/27/09.
(2)
Historical and Management’s Projected Financials
(3) (4)
(5)
(1)

PROJECT FAIRWAY
Valuation Analysis
Selected Public Company Analysis
Summary of Selected Public Company Analysis
(1)
Source: Company filings, Bloomberg, Secondary Market Intelligence and Wall Street Research. All figures adjusted for unusual / non-recurring items and calendarized to December
FYE for comparative purposes.  Projections from IBES and from Wall Street Research when IBES estimates were unavailable. Market statistics as of 03/27/09.
(2)
Market value of debt defined as book value of debt multiplied by most recent trading price for each tranche of traded debt. Bond prices from Bloomberg and bank debt prices from
Secondary Market Intelligence. For unpriced tranches of debt, estimated market value is equal to the average closing price of the available publicly quoted debt prices of the selected public company universe. Cox Radio debt assumed to be priced at par.
(2)
Book Value of Debt Market Value of Debt
EV / Revenue EV / EBITDA EV / Revenue EV / EBITDA
2008A 2009E 2008A 2009E 2008A 2009E 2008A 2009E
Mean
1.86x 2.11x 7.1x 9.1x 0.83x 0.94x 3.1x 3.9x
Median 1.99 2.18 7.1 9.2 0.88 1.02 3.0 4.0
High 2.43 2.62 9.2 16.5 1.31 1.40 4.5 8.6
Low
1.02 1.11 4.3 5.0 0.46 0.50 1.9 2.2
Cox Radio @ Offer Price – Management Est. 1.69x 2.03x 5.3x 10.1x 1.69x 2.03x 5.3x 10.1x
Cox Radio @ Offer Price – Market Est. 1.69 1.96 5.3 8.5 1.69 1.96 5.3 8.5
(1)

PROJECT FAIRWAY
Source: Company filings, Bloomberg, Secondary Market Intelligence and Wall Street Research.  All figures adjusted for unusual / non-recurring items and calendarized to
December FYE for comparative purposes.  Projections from IBES and from Wall Street Research when IBES estimates were unavailable.  Market statistics as of 03/27/09.
Market value of debt defined as book value of debt multiplied by most recent trading price for each tranche of traded debt.  Bond prices from Bloomberg and bank debt prices from
Secondary Market Intelligence.  For unpriced tranches of debt, estimated market value is equal to the average closing price of the available publicly quoted debt prices of the selected public company universe.  Cox Radio’s debt assumed to be priced at par.
There are no public quotes for Beasley Broadcasting specific debt. Estimated market value is equal to the book value of debt multiplied by the average closing price of the available publicly quoted debt prices of the selected public company universe.
Market value of debt statistics for Emmis includes $143.8 million of preferred shares priced to trading as of 03/27/09 ($1.50 per $100 face value).
Beasley Broadcast EV / EBITDA multiples excluded from 2008A and 2009E mean and median calculations.
Cox Radio Equity Value calculated using share price equal to Offer Price of $3.80 per share. Fully diluted share amount for selected public company analysis includes dilution of restricted stock that would vest if the transaction were completed.
Book Value of Debt Market Value of Debt
Sh. Price Equity
Ent.
EV / Revenue EV / EBITDA
Ent.
EV / Revenue EV / EBITDA
Company 03/27/09 Value Value 2008A 2009E 2008A 2009E Value 2008A 2009E 2008A 2009E
Entercom Communications $1.26 $46 $875 1.99x 2.27x 6.4x 8.6x $423 0.96x 1.10x 3.1x 4.2x
Cumulus Media 1.07 44 687 2.21 2.61 7.8 9.6 283 0.91 1.07 3.2 3.9
Beasley Broadcast 1.90 43 214 1.76 2.18 8.3 16.5 111 0.92 1.14 4.3 8.6
Radio One 0.41 30 685 2.16 2.50 7.4 10.3 279 0.88 1.02 3.0 4.2
Citadel Broadcasting 0.06 17 2,100 2.43 2.62 8.4 9.8 745 0.86 0.93 3.0 3.5
Emmis Communications 0.46 17 576 1.67 1.89 9.2 12.3 186 0.54 0.61 3.0 4.0
Saga Communications 3.94 17 143 1.02 1.11 4.3 5.0 64 0.46 0.50 1.9 2.2
Salem Communications 0.48 11 335 1.52 1.67 6.7 8.8 141 0.64 0.70 2.8 3.7
Regent Communications 0.14 6 194 2.01 2.15 6.9 8.2 126 1.31 1.40 4.5 5.3
Mean 1.86x 2.11x 7.1x 9.1x 0.83x 0.94x 3.1x 3.9x
Median 1.99 2.18 7.1 9.2 0.88 1.02 3.0 4.0
High 2.43x 2.62x 9.2x 16.5x 1.31x 1.40x 4.5x 8.6x
Low 1.02 1.11 4.3 5.0 0.46 0.50 1.9 2.2
Cox Radio (Mgmt. Estimates) $3.80 $302 $695 1.69x 2.03x 5.3x 10.1x 1.69x 2.03x 5.3x 10.1x
Cox Radio (Market Estimates) 3.80 302 695 1.69 1.96 5.3 8.5 1.69 1.96 5.3 8.5
Valuation Analysis
Selected Public Company Analysis (Cont.)
($ in Millions, Except Per Share)
Selected Public Company Analysis
(5)
(2)
(6)
(6)
(5)
(4)
(3)
(1)
(1)
(2)
(3)
(4)
(5)
(6)

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Valuation Analysis
Minority Interest Premiums Paid Analysis
(1)
(1)
See page 15 for details.
(2)
Premium calculated using the initial offer price and the one day and four weeks prior to the initial offer.
(3)
Premium calculated using the final offer price and the one day and four weeks prior to the initial offer.
(4)
Cox Radio at Offer Price of $3.80 per share.
Representative Final Offer Premiums (3)
Transaction Analysis
Examined 15 minority interest transactions that occurred since
01/01/04
Transactions include a variety of situations including where:
– Special Committees were formed (13) and were not formed
(2)
– Approval from the Special Committee was required as a
condition of closing (9) and was not required for the
transaction to close (6)
– The Special Committee recommended the offer (9) and
rejected the offer (3). In the other cases (3), the Special
Committee was not formed or has recently been formed and
hence no response was or has been made
– Transactions were completed (10), cancelled (4) and pending
(1)
Representative Initial Offer Premiums (2)
Cox Radio 15% (25%)
(4)
Initial Offer Premium (Discount) to Prior
1-Day 4-Weeks
Mean
26% 30%
Median
16% 12%
High 95% 147%
Low 6% (1%)
Final Offer Premium (Discount) to Prior
1-Day 4-Weeks
Mean
36% 39%
Median
32% 26%
High 95% 147%
Low 7% 7%

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Valuation Analysis
Discounted Cash Flow Analysis
(1)
(1)
Full analysis shown in Appendix on pages 16 and 17.
(2)
2009 estimates for D&A, Capital Expenditure, Signal Upgrade Costs, Long-Term Incentive Plans (“LTIP”) and change in Working Capital from the February Forecast.
(3)
Debt stated at par value.
(4)
Cox Communication’s $500 million 5.5% Senior Unsecured Notes due 10/01/15 have a yield to maturity of 7.849% as of 03/27/09.
Assumptions Implied Price Per Share
2009E Operating Cash Flow based on February Forecast with
subsequent years modeled by applying growth expectations in-line with the December 2008 Long Range Plan to 2009E operating
cash flow
D&A, Capital Expenditures, Signal Upgrade Costs, Long-Term
Incentive Plan and changes in Working Capital are the dollar values from December 2008 Long Range Plan (2)
Taxes are calculated by applying effective tax rate as per October
2008 Long Range Plan and adding back the net deferred taxes as per Company management
Analysis assumes 03/31/09 valuation date and $392.5 million of net debt consisting of $390.1 million in debt and ($2.5) million in cash and cash equivalents as of 02/28/09 balance sheet (3)
Free cash flows calculated from 03/31/09 to 12/31/13 and then terminal value calculation is applied thereafter
Analysis assumes a range of 1.0% to 3.0% growth rate for the perpetuity growth method
Analysis uses a range of WACC values between 9.0% to 12.0%
Analysis assumes 8.0% pretax cost of debt (4)
WACC
9.0% 10.0% 11.0% 12.0%
1.0% $2.59 $1.81 $1.19 $0.67
2.0% 3.33 2.37 1.62 1.01
3.0% 4.32 3.09 2.16 1.43

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Valuation Analysis
Financial Covenant Analysis
(1)
($ in Millions)
(1)
Source: Historical figures from Cox Radio filings and estimates as per Cox Radio’s management Free Cash Flow and Debt Ratio Analysis from February 2009 Forecast.
(2)
Operating Cash Flow calculated as EBITDA less unusual / one-time charges and plus Long-Term Incentive Plan (“LTIP”) expenses.
(3)
Headroom defined as LTM Operating Cash Flow less Minimum Operating Cash Flow to maintain covenant compliance depending on the level of debt leverage from the corresponding period.
(4)
Leverage ratio calculated as Net Debt / Operating Cash Flow.  Cox Radio is also subject to a minimum coverage ratio of EBITDA / Interest Expense of 2.0x. There is significant headroom under this covenant due to Cox Radio’s interest rate of L + 62.5 basis points.  As of 12/31/08, the coverage ratio was 9.1x.
$153
$145
$128
$107
$90
$79
$74
$32
$37
$35
$24
$11
$20
$24
$19
$159
0
50
100
150
$200
1Q08A 2Q08A 3Q08A 4Q08A 1Q09E 2Q09E 3Q09E 4Q09E
Historical and Projected Operating Cash Flow (2)
2.31x
2.84x
3.13x
3.65x
4.93x
4.63x
4.28x
2.13x
0.0
1.5
3.0
4.5
6.0x
1Q08A 2Q08A 3Q08A 4Q08A 1Q09E 2Q09E 3Q09E 4Q09E
Historical and Projected Leverage Ratio (4)
LTM Operating Cash Flow
Quarterly Operating Cash Flow
Headroom
(3)
: $91 $82 $63 $48 $29 $13 $6 $1
Total Leverage Covenant Maximum: 5.0x
Net Debt: $339 $353 $413 $399 $391 $386 $367 $366

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Appendix
Selected Public Company Analysis – Company Descriptions
(1)
Company Description
Beasley Broadcast Group, Inc. Beasley Broadcast Group, Inc. engages in acquiring, developing and operating radio stations in the US. It broadcasts programming and promotional content. The Company also sells commercial advertising airtime. Beasley Broadcast
Group owns and operates 44 radio stations primarily on the East Coast. The Company was founded in 1961 and is based in Naples, Florida.
Citadel Broadcasting Corporation Citadel Broadcasting Corporation operates as a radio broadcasting company in the US. The Company owns and operates 165 FM and 58 AM radio stations in 50 markets located in 27 states and the District of Columbia. It produces and distributes various programs and formats to affiliates, including syndicated talk and music programs. The Company was founded in 1984 and is based in Las Vegas, Nevada.
Cumulus Media, Inc. Cumulus Media, Inc., a radio broadcasting company, engages in the acquisition, operation and development of commercial radio stations in mid-size radio markets in the US. The Company, through its investment in Cumulus Media
Partners, LLC, also operates radio station clusters serving large-sized markets. As of December 31, 2008, it owned and operated 315 radio stations in 59 mid-sized media markets in the US and 32 radio stations in 9 markets, including San
Francisco, Dallas, Houston and Atlanta. The Company was founded in 1997 and is based in Atlanta, Georgia.
Emmis Communications Corp.
Emmis Communications Corporation operates as a radio broadcasting company in the US. The Company also operates an international radio business with stations in Belgium, Slovakia, Hungary and Bulgaria. In addition, it publishes various city and regional magazines and engages in various businesses, such as Web site design and development, consulting and broadcast tower leasing, as well as operating a news information radio network in Indiana.
Emmis owns and operates 7 FM radio stations in New York, Los Angeles and Chicago; and 14 FM and 2 AM radio stations in St. Louis, Austin, Indianapolis and Terre Haute, Indiana. Emmis Communications Corporation was founded in 1981 and is based in Indianapolis, Indiana.
Entercom Communications Corp.  Entercom Communications Corp., a radio broadcasting company, engages in the acquisition, development and operation of radio stations in the US. The Company’s stations provide various programming formats, such as news, talk, classic rock, adult contemporary, alternative, oldies and jazz. As of February 11, 2009, it operated a portfolio of
110 radio stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas
City. The Company was founded in 1968 and is based in Bala Cynwyd, Pennsylvania.
(1)
Source: Capital IQ.

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Appendix
Selected Public Company Analysis – Company Descriptions (Cont.)
(1)
Company Description
Radio One, Inc.
Radio One, Inc. operates as a radio broadcasting company, primarily targeting the African-American and urban listeners, in the US. The Company also engages in the acquisition and investment of other media properties. As of
December 31, 2008, it owned and operated 53 radio stations located in 16 urban markets in the US. In addition, the
Company owns interests in TV One, a cable television network targeted primarily towards African-Americans; Reach
Media, which operates the Tom Joyner Morning Show and related businesses; Giant Magazine, an urban-themed music and lifestyle magazine; and Community Connect Inc., which operates as an online social networking company targeted at African-Americans. The Company was founded in 1980 and is based in Lanham, Maryland.
Regent Communications, Inc. Regent Communications, Inc., a radio broadcasting company, engages in the acquisition, development and operation of radio stations in mid-sized markets in the US. It sells local, regional and national advertising for broadcast on radio stations. The Company owns 49 FM and 13 AM radio stations in 13 markets. The Company was founded in 1996 and is based in Cincinnati, Ohio.
Saga Communications Inc. Saga Communications, Inc., a broadcast company, engages in the acquisition, development and operation of radio and television stations in the US. Its radio stations offer various programming formats, including classic hits, adult contemporary, classic rock, news/talk, country and classical. The Company’s television stations comprise CBS, ABC,
Fox, Univision, NBC, MYTV and Telemundo affiliates. Saga Communications also develops local programming, including a local news franchise in its television markets. The Company owns and operates 91 radio stations, 5 television stations, 4 low-power television stations and 5 radio information networks serving 26 markets. Saga
Communications was founded in 1986 and is headquartered in Grosse Pointe Farms, Michigan.
Salem Communications Corporation Salem Communications Corporation operates as a commercial radio broadcasting company in the US. It owns and operates a variety of Christian radio stations in metropolitan markets. It also owns and operates a national radio network that syndicates music, news and talk to approximately 2,000 affiliated radio stations. In addition, the Company provides online Christian content and streaming, as well as publishes Christian magazines and books targeting the
Christian audience. Further, it contracts with individual radio stations to sell air time to national advertisers. As of
December 31, 2008, the Company owned and operated 93 radio stations consisting of 27 FM stations and 66 AM stations. Salem Communications Corporation was founded in 1986 and is headquartered in Camarillo, California.
‘
(1)
Source: Capital IQ.

PROJECT FAIRWAY
Appendix
Minority Interest Premiums Paid Analysis (1)
Representative Premiums Paid
(5)
(6)
(2)
(3) (3)
Final Offer Special Committee
% Owned Offer per Share Premium to Prior Approval
Ann. Date Status Target Acquiror Prior to Offer Initial Final 1-Day 4-Week Formed Response Required
03/25/09 Pend. Hearst-Argyle Television Hearst Corp.
82%
$4.00 NA
91% 144%
Yes NA No
10/22/08 Canc. Buckeye GP Holdings ArcLight and Kelso & Co.
62%
17.00 17.50
22% 14%
Yes Rejected Yes
03/10/08 Compl. Nationwide Financial Services Nationwide 67% 47.20 52.25 38% 29% Yes Approved Yes
10/23/07 Compl. Waste Industries USA Mgmt., Macquarie & GS 51% 36.75 38.00 33% 31% Yes Approved Yes
08/24/07 Canc. Hearst-Argyle Television Hearst Corp. 73% 23.50 23.50 15% 12% Yes Rejected No
07/18/07 Compl. Alfa Corp. The Mutual Group
55%
17.60 22.00
45% 36%
Yes Approved Yes
02/23/07 Compl. Great American Financial Res. American Financial Group
81%
23.50 24.50
13% 11%
Yes Approved Yes
10/09/06 Compl. NetRatings VNU Group BV 60% 16.00 21.00 44% 46% Yes Approved Yes
03/17/06 Compl. William Lyon Homes General William Lyon 72% 93.00 109.00 44% 27% Yes Approved No
03/21/06 Compl. Erie Family Life Insurance Co. Erie Indemnity 75% 32.00 32.00 7% 21% No NA No
09/01/05 Compl. 7-Eleven, Inc. Seven-Eleven Japan Co. 73% 32.50 37.50 32% 14% Yes Approved No
04/27/05 Canc. William Lyon Homes General William Lyon
75%
82.00 82.00
9% 7%
Yes Rejected Yes
04/14/05 Compl. Rubicon Medical Corp. Boston Scientific
54%
2.94 2.94
95% 147%
No NA No
08/02/04 Compl. Cox Communications Cox Enterprises 62% 32.00 34.75 26% 25% Yes Approved Yes
02/20/04 Canc. Johnson Outdoors The Johnson Family 53% 18.00 20.10 19% 26% Yes Approved Yes
Mean 66% 36% 39%
Median 67% 32% 26%
High 82% 95% 147%
Low 51% 7% 7%
(4)
Source: Company filings. Criteria includes US-based targets in minority transaction deals (tender offers and mergers) since 01/01/04. Consideration paid in all cash. Also excludes deals whereby a third party acquires a majority shareholding from a current majority shareholder that triggers an immediate tender offer for the minority shares.
Excludes the acquisition of Eon Labs by Novartis and the acquisition of Genencor by Danisco due to a third party acquiring a significant stake prior to launching a tender offer.
Responses marked “NA” when the Special Committee was not formed or has recently been formed and hence no response was or has been given.
  Figures represent initial offer to prior 1-day and 4-week closing prices. Included for comparative purposes.
  All of the Erie Family Life Insurance Directors were deemed non-independent and hence no Special Committee was formed.
  Boston Scientific exercised its option to acquire 50% of the outstanding stock from company management which triggered a mandatory offer for the remaining shares.
  The Johnson Outdoors tender offer required the affirmative vote of two-thirds of the Class A votes not held by members of the Johnson Family.
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GLEACHER
PARTNERS

PROJECT FAIRWAY
Terminal Year (2013E) Free Cash Flow $45.4
Terminal Value (2.0% Terminal Growth) 578.7
Value of Future Deferred Taxes 18.9
Total Value $597.6
Discount Period 4.75
Discount Rate (WACC =  10.0%) 0.64
Discounted Terminal Value $380.0
Enterprise Value $579.8
Less: Net Debt (392.5)
Equity Value $187.3
Shares Outstanding 79.1
Implied Value Per Share $2.37
2009E 2010E 2011E 2012E 2013E
Operating Cash Flow $55.2 $76.2 $78.8 $81.6 $84.9
Less: LTIP (3.4) (7.6) (10.0) (12.4) (14.7)
EBITDA $51.8 $68.5 $68.9 $69.2 $70.2
Less: D&A (8.0) (10.9) (11.3) (11.5) (11.8)
EBIT $43.8 $57.7 $57.6 $57.8 $58.4
Less: Taxes (17.5) (23.4) (23.4) (23.5) (23.8)
Tax-Effected EBIT $26.3 $34.3 $34.2 $34.3 $34.6
Plus: D&A 8.0 10.9 11.3 11.5 11.8
Plus: Deferred Taxes 16.2 21.3 20.8 19.5 17.0
Plus: LTIP 3.4 7.6 10.0 12.4 14.7
Less: Capex (5.1) (17.7) (17.7) (15.1) (14.4)
Less: Signal Upgrade Costs (13.4) (10.1) (10.1) 0.0 0.0
Less: Inc. in WC 0.0 (0.7) (0.8) (1.1) (1.2)
Free Cash Flow $35.5 $45.6 $47.6 $61.5 $62.3
Discount Period 0.375 1.250 2.250 3.250 4.250
Discount Rate (WACC =  10.0%) 0.965 0.888 0.807 0.734 0.667
Discounted Free Cash Flow $34.2 $40.4 $38.4 $45.1 $41.6
Present Value of Free Cash Flows $199.8
Appendix
Discounted Cash Flow Analysis
($ in Millions, Except Per Share, Shares in Millions)
Free Cash Flow Valuation
Terminal Value – Perpetual Growth
(1)
2009 estimates from February Forecast.  2010E-2013E Operating Cash Flows use 2009E as a base year and grow Operating Cash Flows by 3.5%, 3.5%, 3.5% and 4.0%, respectively. D&A, LTIP, CapEx, Signal Upgrade Costs and increase in Working Capital (“WC”) are the dollar amounts from the October 2008 Long Range Plan except where noted. Taxes calculated off EBIT using rates given in the October 2008 Long Range Plan. Deferred Taxes are the dollar amount from the October 2008 Long Range Plan.
Valuation as of 03/31/09.
(2)
2009E includes 9 months of 2009E by multiplying full-year 2009 projections by 0.75.
(3)
From discussions with management, Signal Upgrade Costs scheduled for 2010E in the October Long Range Plan likely to be spread equally over 2010E and 2011E.
(4)
Terminal Year Free Cash Flow for terminal value calculation excludes Deferred Taxes. The value of Deferred Taxes after 2013 is valued separately.
(5)
Value of Future Deferred Taxes refers to present value as of 12/31/13 of Deferred Taxes after 2013. Value of Future Deferred Taxes calculated using Cox Radio’s Summary of
Deferred Taxes as of 12/31/08 less offsets determined from 03/30/09 discussions with management.
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GLEACHER
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PROJECT FAIRWAY
Appendix
Weighted Average Cost of Capital (“WACC”) Analysis
WACC Analysis WACC Sensitivity Analysis
Asset Beta
0.80 0.90 1.00 1.10 1.20
6.0% 9.2% 9.7% 10.3% 10.8% 11.4%
7.0% 9.4% 10.0% 10.5% 11.1% 11.6%
8.0% 9.7% 10.2% 10.8% 11.3% 11.9%
9.0% 9.9% 10.5% 11.0% 11.6% 12.1%
10.0% 10.2% 10.7% 11.3% 11.8% 12.4%
WACC 10.8%
Asset Beta
(1) 1.00
Target Equity Percentage
(2) 60.0%
Target Debt Percentage
40.0%
Relevered Equity Beta
(3) 1.41
Market Risk Premium
(4) 6.5%
Risk Free Rate
(5)
2.8%
Size Premium
(6) 2.7%
Expected Cost of Equity 14.7%
Expected Cost of Debt
(7) 8.0%
  Due to the highly leveraged capital structure of the peer group, the unlevered asset Betas are near zero and thus not relevant for this WACC analysis. Bloomberg’s calculation of Cox Radio’s raw equity beta is 0.832.  Bond & Pecaro’s “Fair Market Valuation of Cox Radio, Inc. As Of December 31, 2008” uses an unlevered asset beta of 1.23.
  Gleacher estimate for the capital structure of Cox Radio under normal market conditions.
  Relevered Equity Beta based on Gleacher estimate for capital structure of Cox Radio under normal market conditions.
  The long-horizon expected Equity Risk Premium. Source: "Stocks, Bonds, Bills and Inflation," Ibbotson Associates 2009.
  The yield on the 10-year U.S. Government Separate Trading of Registered Interest and Principal Securities (STRIPS) on 03/27/09.  Source: U.S. Treasury.
  Size premium for companies in the ninth decile of market capitalization ($218 million – $453 million). Source: "Stocks, Bonds, Bills and Inflation," Ibbotson Associates 2009.
  Cox Communication’s $500 million 5.5% Senior Unsecured Notes due 10/01/15 have a yield to maturity of 7.849% as of 03/27/09.
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PROJECT FAIRWAY
2008A 2009E
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
Quarterly Revenue $98 $108 $105 $99 $75 $88 $90 $89
Growth (14.5%) 10.7% (3.1%) (5.3%) (24.7%) 17.4% 2.7% (1.8%)
Quarterly OCF $32 $37 $35 $24 $11 $20 $24 $19
Margin 32.2% 34.2% 33.2% 24.5% 14.9% 22.6% 26.5% 21.9%
Quarterly EBITDA $28 $41 $33 $30 $10 $19 $23 $18
Margin 28.5% 38.0% 31.6% 29.9% 13.4% 21.3% 25.3% 20.6%
Net Debt
Total Debt $340 $355 $415 $400 - - - -
Cash 1 2 2 1 - - - -
Net Debt $339 $353 $413 $399 $391 $386 $367 $366
Leverage Ratio 2.13x 2.31x 2.84x 3.13x 3.65x 4.28x 4.63x 4.93x
LTM OCF $159 $153 $145 $128 $107 $90 $79 $74
Min. Req. OCF 68 71 83 80 78 77 73 73
Headroom $91 $82 $63 $48 $29 $13 $6 $1
Appendix
Financial Covenant Analysis
(1)
($ in Millions)
(1)
Source: Historical figures from Cox Radio filings and estimates as per Cox Radio’s management Free Cash Flow and Debt Ratio Analysis from February 2009 Forecast.
(2)
Operating Cash Flow calculated as EBITDA less unusual / one-time charges and plus Long-Term Incentive Plan (“LTIP”) expenses.
(3)
Quarterly LTIP expense not detailed in management projections. Quarterly LTIP expense assumed to be annual LTIP expense divided by 4.
(4)
Leverage ratio calculated as Total Debt / Operating Cash Flow. Cox Radio is also subject to a minimum coverage ratio of EBITDA / Interest Expense of 2.0x. There is significant headroom under this covenant due to Cox Radio’s interest rate of L + 62.5 basis points.  As of 12/31/08, the coverage ratio was 9.1x.
(5)
Headroom defined as LTM Operating Cash Flow less Minimum Operating Cash Flow to maintain covenant compliance depending on the level of debt leverage from the corresponding period.
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Historical and Projected Quarterly Financial Covenant Analysis
(3)